UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2008

HEARTWARE LIMITED
(Exact name of registrant as specified in its charter)

State of Victoria, Australia	000-52595	98-0498958
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 2 9238 2064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 11, 2008, at an Extraordinary General Meeting (“EGM”), the Company’s shareholders approved the issuance of 62.3 million ordinary shares for aggregate proceeds to the Company of approximately AU$31.1 million (US$29.9 million) through a private placement to sophisticated and institutional investors in Australia and the United States. The Company’s issuance and sale of its ordinary shares in this private placement were exempt from registration pursuant to Regulation S under the Securities Act of 1933, as amended (the “Act”), with respect to Australian investors, and pursuant to Regulation D under the Act with respect to United States investors.

Item 7.01 Regulation FD Disclosure

In accordance with capital raise as described in Item 3.02 above, the Company lodged an announcement with the Australian Securities Exchange (“ASX”) which included a Section 708A(5)(e) Notice under the Australian Corporations Act 2001 and an Appendix 3B, New Issue Announcement.

A copy of the ASX announcement is attached as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 ASX E-lodgment, Completion of Private Placement, dated July 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited
Date: July 11, 2008	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer